EXHIBIT 10.4


                                 John R. Aitken
                             25022 Hollyberry Lane
                             Laguna Niguel CA 92677
                                  949/448 9810
                          johnaitken@worldnet.att.net

April 30, 2000


Ilyas Chaudhary, Chairman
Capco Energy, Inc.
2922 E. Chapman, Ste.202
Orange, CA  92869

Dear Ilyas:

This letter confirms that the arrangement between Capco Energy, Inc. and subsidiaries ("Capco") and me regarding settlement of amounts owed to me for services rendered to Capco during the period to May 1, 2000, is as follows:

The amount of $35,000 to be paid in 2 installments, being $10,000 on May 15, 2000, and $25,000 on June 30, 2000 respectively. Capco will also issue 5,000 shares of registered, fully paid, nonassessable common stock of Capco Energy, Inc. Registration of such shares will take place via an S-8 Registration statement to be filed by June 1, 2000.

Thank you for your agreement on this matter.

Sincerely,


/s/ John R. Aitken
John R. Aitken